SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

Daleen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27491	65-0944514

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

902 Clint Moore Road, Suite 230, Boca Raton, Florida	33487

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (561) 999-8000

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Exhibit 10.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.

     Daleen Technologies, Inc. (the “Company”) entered into a Transaction Restructuring Agreement, dated as of September 24, 2004 (the “Transaction Restructuring Agreement”), by and among the Company, Daleen Holdings, Inc. (“Daleen Holdings”), Parallel Acquisition, Inc. (“Parallel Acquisition”), Protek Telecommunications Solutions Limited (“Protek”), Paul A. Beaumont, Geoff Butcher, Ian Watterson, Michael White, Michael Kersten, Barbara Krystyna Kalinowska, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Behrman Capital II, L.P. (“Behrman Capital”), Strategic Entrepreneur Fund II, L.P. (“SEF”), Protek Network Management (UK) Limited and Quadrangle Advisors LLC.

     The Transaction Restructuring Agreement contains amendments to the Agreement and Plan of Merger and Share Exchange, dated as of May 7, 2004 (the “Merger Agreement”), by and among the Company, Daleen Holdings, Parallel Acquisition, Behrman Capital and SEF, and related agreements. The Merger Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004.

     Under the Transaction Restructuring Agreement, the Merger Agreement has been amended to reflect, among other things, that Daleen Holdings will acquire us for an aggregate of $6.8 million in cash and Daleen Holdings stock. The reduction in aggregate consideration to be paid in the Merger will be completely borne by holders of the Company’s Series F Preferred Stock. Shares of the Company’s Common Stock, excluding shares held by Daleen Holdings and shares as to which appraisal rights are properly exercised under Delaware law, will continue to convert into the right to receive $0.0384 per share in cash at the effective time of the pending merger. The holders of the Company’s Series F Preferred Stock will receive a revised aggregate of approximately $5 million in common stock and preferred stock of Daleen Holdings, with no cash component. Immediately prior to consummation of the pending merger, Behrman Capital and SEF are contractually obligated to exchange their shares of our Series F Preferred Stock for shares of Daleen Holdings’ preferred stock with an aggregate deemed value of approximately $2.5 million.

     The Transaction Restructuring Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company’s press release dated September 27, 2004 announcing the Transaction Restructuring Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

     The special meeting of the Company’s stockholders, previously scheduled for September 28, 2004, will be convened and adjourned without a vote on the transactions outlined in the August 31, 2004 proxy statement and the September 14, 2004 proxy supplement. No official business will be conducted at this meeting. The purpose of the planned adjournment is to allow stockholders sufficient time to review a forthcoming proxy supplement containing additional information regarding the pending merger. The Company anticipates mailing the proxy supplement to its stockholders on or about September 28, 2004.

     The special meeting will be reconvened on October 15, 2004 at 9:00 a.m. EDT, at the Company’s corporate headquarters located at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487. At the reconvened meeting, the Company expects to submit to a vote of its stockholders the proposals relating to the Company’s pending merger and any other matters that are properly presented at the meeting.

     The Company’s press release dated September 27, 2004 announcing the planned adjournment of the special meeting is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

10.1	Transaction Restructuring Agreement, dated as of September 24, 2004 by and among Daleen Technologies, Inc., Daleen Holdings, Inc., Parallel Acquisition, Inc., Protek Telecommunications Solutions Limited, Paul A. Beaumont, Geoff Butcher, Ian Watterson, Michael White, Michael Kersten, Barbara Krystyna Kalinowska, Quadrangle Capital Partners LP, Quadrangle Select Partners LP, Quadrangle Capital Partners-A LP, Behrman Capital II, L.P., Strategic Entrepreneur Fund II, L.P., Protek Network Management (UK) Limited and Quadrangle Advisors LLC.

99.1	Press Release dated September 27, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DALEEN TECHNOLOGIES, INC.
	By:	/s/ GORDON QUICK
Gordon Quick
Dated: September 27, 2004		President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transaction Restructuring Agreement, dated as of September 24, 2004 by and among Daleen Technologies, Inc., Daleen Holdings, Inc., Parallel
Acquisition, Inc., Protek Telecommunications Solutions Limited, Paul A.
Beaumont, Geoff Butcher, Ian Watterson, Michael White, Michael Kersten,
Barbara Krystyna Kalinowska, Quadrangle Capital Partners LP, Quadrangle
Select Partners LP, Quadrangle Capital Partners-A LP, Behrman Capital II,
L.P., Strategic Entrepreneur Fund II, L.P., Protek Network Management (UK)
Limited and Quadrangle Advisors LLC.

99.1	Press Release, dated September 27, 2004